UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

_____________________

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2017 (December 31, 2016)

EASTERLY ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37522	47-3864814
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Park Avenue, 21st Floor
New York, New York	10152
(Address of principal executive offices)	(Zip Code)

(646) 712-8300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On December 31, 2016, Easterly Acquisition Corp., a Delaware corporation (the “Company”), terminated the Agreement and Plan of Merger, dated as of June 28, 2016 and as amended (the “Merger Agreement”), by and among Sungevity, Inc., a Delaware corporation (“Sungevity”), the Company, Solaris Merger Sub Inc., a Delaware corporation, and Shareholder Representative Services LLC, a Colorado limited liability company, as a result of the merger contemplate by the Merger Agreement not being completed on or prior to December 30, 2016.

As a result of the termination of the Merger Agreement, the special meeting originally scheduled for November 23, 2016 and previously adjourned was concluded without considering any further business.

Item 5.07.	Submission of Matters to a Vote of Security Holders

Item 1.02 above is incorporated into this Item 5.07 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Easterly Acquisition Corp.

Date: January 3, 2017	By:	/s/ Avshalom Kalichstein
	Name:	Avshalom Kalichstein
	Title:	Chief Executive Officer